ROSS MILLER

Filed in the office of

Document Number

Secretary of State

/s/ Ross Miller

20070094017-20

204 North Carson Street, Ste 1

Ross Miller

Filing Date and Time

Carson City, Nevada 89701-4299

Secretary of State

02/08/2007 3:20 PM

(775) 684-5708

State of Nevada

Entity Number

Website:  secretaryofstate.biz

C1176-1986

Certificate of Change Pursuant

to NRS 78.209

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.

Name of corporation:

IVISION GROUP LTD.

2.

The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, $0.001 par value

4.

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock, $0.001 par value

5.

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

93,415,163 shares of common stock are currently issued and outstanding.  For each 100 shares of common stock currently outstanding, 1 share of common stock will be outstanding pursuant to the reverse split.  Upon completion of the reverse split, a total of 934,167 common shares will be issued and outstanding, after giving effect to a round up of shares.

6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:  N/A

7.

Effective date of filing (optional)

8.

Officer Signature: /s/ Michel Bourbonnais      President

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees.

Nevada Secretary of State AM 78.209 2007

Revised on: 01/01/2007